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EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors of
Boston Private Financial Holdings, Inc.

We consent to the incorporation by reference in the Registration Statements (Nos. 333-46391, 333-19823, 33-93634, 33-2617, 33-26133 and 2-98875) on Forms
S-8 and in Registration Statements (Nos. 333-30755, 333-06941 and 333-46391) on Form S-3 of Boston Private Financial Holdings, Inc., of our report dated January 19, 1999 relating to the consolidated balance sheets of Boston Private Financial Holdings, Inc., and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Boston Private Financial Holdings, Inc.





                                                   /s/  KPMG Peat Marwick LLP


Boston, Massachusetts
February 25, 1999





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